Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information presents the combined historical consolidated statements of operations and consolidated balance sheet of International Paper Company (“International Paper”) and the historical statements of operations and combined balance sheet of Temple–Inland Inc. (“Temple”) to reflect the pending acquisition of Temple by International Paper (the “Acquisition”). Those historical financial statements were prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). The unaudited pro forma condensed combined financial information is presented in accordance with the rules specified by Article 11 of Regulation S-X promulgated by the SEC, and has been prepared using the assumptions described in the notes thereto. The unaudited pro forma condensed combined balance sheet gives effect to the Acquisition as if it had occurred as of the respective balance sheet date. The unaudited pro forma condensed combined statements of operations give effect to the Acquisition as if it had occurred as of the beginning of the period presented.

•	Unaudited pro forma condensed combined balance sheet of International Paper as of September 30, 2011;

•	Unaudited pro forma condensed combined statement of operations of International Paper for the nine months ended September 30, 2011;

•	Unaudited pro forma condensed combined statement of operations of International Paper for the year ended December 31, 2010.

The unaudited pro forma condensed combined financial information should be read in conjunction with the historical financial statements of Temple, including the notes thereto, which are filed as exhibits to this Current Report on Form 8-K, as well as in conjunction with our historical consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010 and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2011.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not necessarily indicative of the financial position or results of operations of the combined company. The unaudited pro forma condensed combined financial information does not give effect to any potential cost savings or other operational efficiencies that could result from the Acquisition. In addition, the preliminary estimated allocation of the purchase price to the assets and liabilities acquired was based on Temple’s publicly reported financial statements and International Paper’s estimates since the Acquisition has not progressed to a stage where there is sufficient information to make a definitive allocation. Accordingly, the purchase price allocation pro forma adjustments are preliminary and have been presented solely for the purpose of providing unaudited pro forma condensed combined financial information in this Current Report on Form 8-K. The unaudited pro forma condensed combined financial information does not reflect any impact of any divestiture or other conditions that may be imposed by regulatory authorities in connection with their approval of the Acquisition.

INTERNATIONAL PAPER COMPANY

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

(In millions)

	International Paper As of September 30, 2011 (Historical)	Temple As of October 1, 2011 (Historical)		Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets	$9,935	$1,195		$65	(b)	$9,617
				(3	)(c)
				(1,575	)(d)
Plants, properties and equipment, net	11,401	1,641		2,059	(e)	15,101
Forestlands	674	—		—		674
Investments	706	—		—		706
Goodwill	2,243	394		(394	)(f)	4,074
				1,831	(g)
Deferred charges and other assets	875	2,737	(a)	35	(h)	3,647

TOTAL ASSETS	$25,834	$5,967		$2,018		$33,819

LIABILITIES AND EQUITY
Current liabilities	$4,747	$543		$(3	)(c)	$5,287
Long-term debt	7,801	2,797	(a)	2,200 38	(h) (i)	12,836
Deferred income taxes	2,715	732		788	(j)	4,235
Pension benefit obligation	1,439	330		—		1,769
Postretirement and postemployment benefit obligation	459	109		—		568
Other liabilities	1,011	399		—		1,410

TOTAL LIABILITIES	18,172	4,910		3,023		26,105
TOTAL EQUITY	7,662	1,057		(1,005	)(k)	7,714

TOTAL LIABILITIES AND EQUITY	$25,834	$5,967		$2,018		$33,819

INTERNATIONAL PAPER COMPANY

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(In millions, except per share data)

	International Paper For the Nine Months Ended September 30, 2011 (Historical)	Temple for the Nine Months Ended October 1, 2011 (Historical)		Pro Forma Adjustments		Pro Forma Combined
NET SALES	$19,667	$2,985		$(36	)(m)	$22,616

COST AND EXPENSES
Cost of products sold	14,298	2,599		(31	)(m)	16,866

Selling and administrative expenses	1,446	226		—		1,672
Depreciation, amortization and cost of timber harvested	1,011	—	(l)	110	(n)	1,121
Distribution expenses	1,053	—	(l)	—		1,053
Taxes other than payroll and income taxes	111	—	(l)	—		111
Restructuring and other charges	84	10		40	(o)	134
Net (gains) losses on sales and impairments of businesses	219	28		—		247
Other operating (income) expense	—	7		—		7
Interest expense, net	403	45		61	(p)	509

EARNINGS (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND EQUITY EARNINGS	1,042	70		(216)		896
Income tax provision (benefit)	157	29		(74	)(q)	112
Equity earnings (losses), net of taxes	160	—		—		160

NET EARNINGS (LOSS) FROM CONTINUING OPERATIONS	1,045	41		(142)		944
Less: Net earnings attributable to noncontrolling interests	10	—		—		10

NET EARNINGS (LOSS) FROM CONTINUING OPERATIONS ATTRIBUTABLE TO PARENT	$1,035	$41		$(142)		$934

BASIC EARNINGS PER COMMON SHARE
Earnings from continuing operations	$2.40					$2.16

Average common shares outstanding	432.2					432.2

DILUTED EARNINGS PER COMMON SHARE
Earnings from continuing operations	$2.37					$2.14

Average common shares outstanding — assuming dilution	436.7					436.7

INTERNATIONAL PAPER COMPANY

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(In millions, except per share data)

	International Paper For the Year Ended December 31, 2010 (Historical)	Temple For the Year Ended January 1, 2011 (Historical)		Pro Forma Adjustments		Pro Forma Combined
NET SALES	$25,179	$3,799		$ (58	)(m)	$28,920

COST AND EXPENSES
Cost of products sold	18,482	3,313		(44	)(m)	21,751

Selling and administrative expenses	1,930	273		—		2,203
Depreciation, amortization and cost of timber harvested	1,456	—	(l)	147	(n)	1,603

Distribution expenses	1,318	—	(l)	—		1,318
Taxes other than payroll and income taxes	192	—	(l)	—		192
Restructuring and other charges	394	—		40	(o)	434
Net (gains) losses on sales and impairments of businesses	(23)	31		—		8
Other operating (income) expense	0	(12)		—		(12)
Interest expense, net	608	66		92	(p)	766

EARNINGS (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND EQUITY EARNINGS	822	128		(293)		657
Income tax provision (benefit)	221	(40)		(104	)(q)	77
Equity earnings (losses), net of taxes	64	—		—		64

NET EARNINGS (LOSS) FROM CONTINUING OPERATIONS	665	168		(189)		644
Less: Net earnings attributable to noncontrolling interests	21	—		—		21

NET EARNINGS (LOSS) FROM CONTINUING OPERATIONS ATTRIBUTABLE TO PARENT	$644	$168		$(189)		$623

BASIC EARNINGS PER COMMON SHARE
Earnings from continuing operations	$1.50					$1.45

Average common shares outstanding	429.8					429.8

DILUTED EARNINGS PER COMMON SHARE
Earnings from continuing operations	$1.48					$1.43

Average common shares outstanding — assuming dilution	434.2					434.2

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL INFORMATION

1. Basis of Presentation

On September 6, 2011, International Paper and Temple entered into a definitive merger agreement under which International Paper will acquire all of the outstanding common stock of Temple for $32.00 per share in cash, plus the assumption of approximately $600 million in Temple’s outstanding debt. The total transaction is valued at approximately $4.3 billion, subject to certain post-closing adjustments, and is expected to close no later than the first quarter of 2012. International Paper expects to finance the Acquisition with debt financing and available cash. Upon completion of the Acquisition, International Paper will account for the Acquisition as a purchase in accordance with accounting principles generally accepted in the United States of America. Under the purchase method, International Paper will record the assets and liabilities of Temple at their respective fair values as of the Acquisition date. The preliminary allocation of the purchase price to the assets and liabilities acquired reflected in Note 2 below was based on Temple’s publicly-reported financial statements and International Paper’s estimates since the Acquisition has not progressed to a stage where there is sufficient information to make a definitive allocation. Accordingly, these purchase price allocation pro forma adjustments are preliminary.

2. Pro Forma Adjustments

The following notes relate to the unaudited pro forma condensed combined balance sheet:

(a)	Includes approximately $2.5 billion of notes receivable in Deferred charges and other assets, and $2.14 billion in nonrecourse loans borrowed by Temple and secured only by the $2.38 billion of notes and the letters of credit received when Temple sold its timberland in 2007.

(b)	Represents the preliminary fair value adjustment for Temple’s inventory.

(c)	Reflects the elimination of intercompany receivables and payables between International Paper and Temple.

(d)	Represents an assumed $1.5 billion of available cash used to pay the Acquisition consideration, fund the repayment of certain of Temple’s existing indebtedness and pay fees and expenses in connection with the Acquisition.

(e)	Represents a preliminary adjustment to value plants, properties and equipment acquired at estimated fair value.

(f)	Represents the elimination of Temple’s pre-Acquisition goodwill.

(g)	Represents the preliminary estimated goodwill related to the Acquisition.

(h)	Represents an assumed $2.2 billion of long-term debt to finance the Acquisition, and the capitalization of $35 million of related debt issuance costs.

(i)	Represents the fair value adjustment of Temple’s debt.

(j)	Represents deferred taxes on the preliminary adjustment of Temple’s plants, properties and equipment and debt to estimated fair value.

(k)	Represents the elimination of Temple’s equity, excluding noncontrolling interest, and the recognition of expense related to transaction costs paid in cash.

The following notes relate to the unaudited pro forma condensed combined statement of operations:

(l)	Temple does not separately disclose amounts for these captions.

(m)	Represents the elimination of sales between Temple and International Paper.

(n)	Represents additional depreciation resulting from the preliminary adjustment of Temple’s plants, properties and equipment to estimated fair value based on a preliminary estimated average useful life of 14 years.

(o)	Reflects expense related to costs to effect the Acquisition.

(p)	Represents preliminary estimated additional interest expense incurred in connection with financing the Acquisition, plus the straight-line amortization of debt issuance costs incurred to finance the Acquisition over the term of the related debt. Also includes amortization related to the fair value adjustment of Temple’s debt over the life of the related debt.

(q)	Represents the tax effect of the above pro forma adjustments that are deductible based upon a combined statutory federal and state tax rate of 39%.